EXHIBIT E

[Bae, Kim & Lee LLC Letterhead]

July 15, 2021

The Republic of Korea

Ministry of Economy and Finance

Sejong Government Complex

477 Galmae-ro

Sejong-si 30109

The Republic of Korea

Re:	The Republic of Korea: Registration Statement under Schedule B of the Securities Act of 1933, as amended, of up to US$3,000,000,000 Aggregate Principal Amount of Debt Securities

Dear Sirs:

We have acted as Korean counsel for The Republic of Korea (the “Republic”), in connection with the filing by the Republic of its Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering, from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of the Republic’s debt securities consisting of its debentures, notes and/or other evidence of indebtedness of up to US$3,000,000,000 (or the equivalent in other currencies) in aggregate principal amount (collectively, the “Debt Securities”). Such Debt Securities will be issued in one or more series in accordance with the provisions of a fiscal agency agreement dated as of April 17, 1998, as amended by Amendment No. 1 thereto dated as of June 3, 2003 and Amendment No. 2 thereto dated as of July 17, 2018 (the “Fiscal Agency Agreement”), between the Republic and The Bank of New York Mellon, as fiscal agent (the “Fiscal Agent”).

We have examined all such laws and regulations of the Republic as are relevant to the Fiscal Agency Agreement and the Debt Securities and the originals or copies, certified or otherwise identified to our satisfaction, of all such official records of the Republic, and orders of officials and agencies of the Korean government, of all such certificates of officials and other representatives of the Republic, and of all such other agreements, documents and matters as we have deemed necessary or advisable for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, seals and stamps, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof, and we have found nothing to indicate that such assumptions are not fully justified.

In giving this opinion, we have also assumed in relation to the documents which we examined that other than in relation to the Republic, all such documents are within the capacity and powers of and have been validly authorized, executed and delivered by the parties thereto, and are legal, valid, binding and enforceable in accordance with their respective terms under the laws of the State of New York by which they are expressed to be governed, and that all necessary governmental consents, authorizations and approvals required in any country (other than the Republic) for the execution, delivery and performance by any parties (other than the Republic) to the Fiscal Agency Agreement and the Debt Securities have been or will be obtained and that all necessary notices, filings, registrations and recordings in any applicable jurisdiction (other than the Republic) in respect of the Fiscal Agency Agreement and the Debt Securities have been or will be given or effected in accordance with the laws and regulations of every such applicable jurisdiction. As to any other matters of fact material to the opinions expressed herein, we have relied upon certificates or statements of officials and other representatives of the Republic.

Based upon the foregoing and subject to the further qualifications set forth below, we are of the opinion that:

1.	The Fiscal Agency Agreement has been duly authorized and executed by the Republic; and

2.

When the Debt Securities of a particular series are duly authorized by all necessary action by the Republic, executed by the Republic, duly authenticated by the Fiscal Agent in accordance with the provisions of the Fiscal Agency Agreement, and delivered to and paid for by purchasers thereof, the Debt Securities will constitute valid and binding obligations of the Republic entitled to the benefits provided by the Fiscal Agency Agreement and enforceable in accordance with their terms.

This opinion is given with respect to the laws of the Republic as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of the United States of America or the State of New York or the laws of any jurisdiction other than the Republic. To the extent that the laws of the United States of America and the State of New York are relevant to our opinions set forth above, we have, without making any independent investigation with respect thereto, relied upon, subject to the qualifications, assumptions and exceptions set forth in, the opinions of Cleary Gottlieb Steen & Hamilton LLP, United States counsel to the Republic, filed with the Commission on July 15, 2021. We have also assumed that there is nothing in the law of any jurisdiction other than the Republic which affects this opinion.

The opinions set forth above are subject to the following: (a) with respect to the Fiscal Agency Agreement, we have assumed that such collective action clauses as set forth in Sections 13 and 14 of the Fiscal Agency Agreement are legal, valid and enforceable under the laws of the State of New York which is stated to govern the Fiscal Agency Agreement and we note that there is no express provision provided under the National Bond Act of the Republic in respect of the collective action clauses as set forth in Sections 13 and 14 of the Fiscal Agency Agreement nor is there any Korean court precedent dealing with this issue; (b) the obligations of the Republic under the Fiscal Agency Agreement and the Debt Securities may be limited or affected by the laws governing fraudulent conveyance, moratorium, statutory limitation or other similar matters which generally affect the rights of creditors; (c) the obligations of the Republic under the Fiscal Agency Agreement and the Debt Securities may be also affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided for in the Civil Code of the Republic; (d) nothing herein should be taken as indicating that the remedies of specific performance or injunction would necessarily be available with respect to any particular provision of the Fiscal Agency Agreement and the Debt Securities and any related agreements in any particular instance; (e) the enforceability of provisions releasing or exculpating a party from, or requiring indemnification of a party for, liability for its own action or inaction may be limited or affected where the action or inaction involves unlawful conduct, willful misconduct or gross negligence; (f) Korean courts may exercise judicial discretion in determining such matters as conclusiveness of certificates, amount of damages and entitlement to attorneys’ fees and other costs; (g) failure to exercise a right of action for more than a certain period of time may operate as a bar to the exercise of such right, and failure to exercise such a right for a certain period of time may, under certain circumstances, be deemed by the Korean courts to constitute a waiver thereof; and (h) if the Korean government deems that certain emergency circumstance, including but not limited to severe and sudden changes in domestic or overseas economic circumstances, extreme difficulty in stabilizing the balance of payments or in implementing currency, exchange rate and other macroeconomic policies, has occurred or is likely to occur, it may impose certain necessary restrictions provided for under the Foreign Exchange Transaction Act and the rules and regulations promulgated thereunder, such as the suspension of payments or requiring prior approval from governmental authorities for any transaction.

This opinion is addressed to and is solely for the benefit of the Republic and, except with our express consent, is not to be transmitted to, nor is to be relied upon by, any other person (save the United States counsel to the Republic in connection with the issue and sale of the Debt Securities) or for any purpose other than in connection with the issue and sale of the Debt Securities. This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. Furthermore, we assume no obligations to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed by the Republic with the Commission and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bae, Kim & Lee LLC
Bae, Kim & Lee LLC